UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 3, 2012

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

On January 3, 2012, FMC Technologies, Inc. (“FMC”) gave notice to Schilling Robotics, LLC, a Delaware limited liability company (“Schilling LLC”), Schilling Robotics, Inc., a Delaware corporation (“Schilling Inc.”), and Tyler Schilling, an individual (together with Schilling Inc., the “Seller Parties”), that it was exercising its option to purchase from the Seller Parties the remaining 55% of outstanding shares of Schilling LLC (the “Option Securities”) pursuant to the Unitholders Agreement by and among the Seller Parties and FMC, dated December 26, 2008 (the “Unitholders Agreement”). FMC currently owns 45% of Schilling LLC and upon the closing of this transaction, which is expected on or about March 30, 2012, FMC will own 100% of Schilling LLC.

The purchase price with respect to the Option Securities will be determined by applying the multiple of FMC’s market capital relative to its EBITDA for the year ended December 31, 2011 (determined in accordance with the terms of the Unitholders Agreement) to the EBITDA generated by Schilling LLC during the year ended December 31, 2011 (subject to certain adjustments in accordance with the terms of the Unitholders Agreement). The consideration for the Option Securities will be paid in cash or, at the election of the Seller Parties, in FMC common stock, with a 10% discount in the event of a stock election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

Dated: January 6, 2012	By:	/s/ Jeffrey W. Carr
Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary